MobileMail (US) Inc. changes name and promotes new corporate brand, MobiVentures.com (OTCBB: MBLV)

London: 02nd August 2007

MobileMail (US) Inc (previously OTCBB: MBMU) announced the changing of its name to MobiVentures Inc., to reflect its focus to become the premier distributor of multi-media mobile content and services on an international scale. The company adopted the name MobiVentures to more accurately reflect its mission, products and services within the mobile industry.

The company anticipates the ticker symbol change to MBLV to be effective as of Thursday, August 2nd on the OTCBB. The name change was approved by the company’s shareholders at a special meeting held on July 27, 2007. The shareholders also approved an increase in the company’s authorized share capital from 100,000,000 to 300,000,000 to allow for future acquisitions, establishing strategic relationships with corporate partners, equity based fund raising, providing equity incentives to employees and other general corporate purposes including stock splits or other recapitalizations.

The company believes that the name change will crystallize the company’s vision of becoming an internationally recognized market leader and the preferred one stop shop for high quality mobile applications, content and services.

By working with, and investing into, the very best, innovative mobile technology companies, MobiVentures will deliver and distribute highly innovative, entertaining and powerfully compelling solutions for the benefit of companies and individuals anywhere.

The company has identified and recently announced two acquisition targets across the mobile industry that it believes will enhance its products, services and management to accelerate growth, revenues and profitability in the key markets of North America, Europe and Asia. The company plans to complete these acquisitions through issuing a combination of both cash and stock. The Company will continue identifying and approaching additional acquisition targets in 2007, and beyond, to add to the company’s expanding portfolio of mobile content, service and entertainment solutions. The completion of the acquisitions will be contingent on the closing of the on-going fund raising conducted by the company and the completion of satisfactory due diligence and signing of a definitive agreement.

“The MobiVentures vision is to rapidly accelerate the growth and distribution of our expanding portfolio of leading edge mobile content, applications and services through acquiring, and investing into, fast growing and complementary companies across the highly fragmented mobile market. We have assembled a highly experienced management team to ensure we fully exploit all available sales and marketing channels across the group, and continue to identify further value adding acquisition targets to facilitate our network of international distribution and revenue streams.” comments Peter Ahman, CEO of MobiVentures Inc.

More information can be found at www.mobiventures.com, or by emailing info@mobiventures.com

Legal Note Regarding Forward Looking Statements

Any statements made in this press release which are not statements of historical facts may constitute “forward-looking statements,” including those concerning the Company’s goals, plans, assumptions or expectations relating to the completion of acquisitions by the Company, the future acquisition or development of products, services and technology and the future growth, earnings or profitability of the Company. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ including, but not limited to, uncertainties concerning the availability of funds to complete acquisitions or to develop products, services and technology or to integrate products, services and technology that are acquired from other businesses, the results of the due diligence investigation of acquisition targets, the outcome or failure of negotiations with owners of acquisition targets in relation to letters of intent or any formal acquisition agreements that may follow, the failure of proposed acquisitions to be completed, the potential difficulties and costs of integration of any products, services or technology acquired or developed by the Company, the sustainability of the multi-media mobile content and services market, and general market and industry conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Due to risks and uncertainties, including the risks and uncertainties identified by the Company in its public securities filings, actual events may differ materially from current expectations. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.